Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20849


Gentlemen:

We have read the statements made by Easy Money Holding Corporation under the heading "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the prospectus, and agree with the statements contained in paragraphs 1,2 and 3. We have no basis to agree or disagree with the statement contained in paragraph 4.


/s/ KPMG
Norfolk, Virginia
November 14, 2001